As filed with the Securities and Exchange Commission on December 20, 2019.

Registration No. 333-235440

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Mohawk Group Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	3634	83-1739858
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Mohawk Group Holdings, Inc.

37 East 18th Street, 7th Floor

New York, NY 10003

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Yaniv Sarig

Chief Executive Officer

Mohawk Group Holdings, Inc.

37 East 18th Street, 7th Floor

New York, NY 10003

(347) 676-1681

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey T. Hartlin, Esq. Samantha H. Eldredge, Esq. Paul Hastings LLP 1117 S. California Avenue Palo Alto, California 94304 (650) 320-1800	Joseph A. Risico, Esq. General Counsel Mohawk Group Holdings, Inc. 37 East 18th Street, 7th Floor New York, NY 10003 (347) 676-1681

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment No. 1”) to the Registration Statement on Form S-1 (Registration No. 333-235440) (the “Registration Statement”) is being filed solely for the purpose of filing XBRL exhibits that were omitted from the Registration Statement, as indicated in Part II, Item 16 of this Amendment No. 1. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, an updated Part II of the Registration Statement, the signature page to this Amendment No. 1 and the filed exhibits. The preliminary prospectus is unchanged and has been omitted from this Amendment No. 1.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth all expenses to be paid by Mohawk Group Holdings, Inc. (the “Registrant”) in connection with the sale of the common stock being registered. The security holders will not bear any portion of such expenses. All amounts shown are estimates except for the registration fee.

SEC registration fee	$8,270
Legal fees and expenses	75,000
Accounting fees and expenses	25,000
Printing, transfer agent fees and miscellaneous expenses	50,000

Total	$158,270

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 102 of the General Corporation Law of the State of Delaware (the “DGCL”) permits a corporation to eliminate or limit the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of the DGCL or derived an improper personal benefit. The Registrant’s amended and restated certificate of incorporation provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding or with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The Registrant’s amended and restated bylaws provide that the Registrant will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Registrant) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at its request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including, without limitation, attorneys’ fees), liabilities, losses, judgments, fines (including, without limitation, excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974), and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the Registrant’s best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The Registrant’s amended and restated bylaws also provide that the Registrant will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of the Registrant to procure a judgment in the Registrant’s favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at the Registrant’s request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including, without limitation, attorneys’ fees) actually and reasonably incurred by or on behalf of such Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the Registrant’s best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant, unless, and only to the extent, that a court determines, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified to the fullest extent permitted by law by the Registrant against all expenses (including, without limitation, attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

The Registrant has entered into indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require the Registrant, among other things, to indemnify its directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require the Registrant to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding, subject to certain exceptions.

The Registrant’s amended and restated bylaws provide that the Registrant may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Registrant or another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against any expense, liability or loss incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL. The Registrant has obtained insurance under which, subject to the limitations of the insurance policies, coverage is provided to the Registrant’s directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to the Registrant with respect to payments that may be made by the Registrant to these directors and executive officers pursuant to the Registrant’s indemnification obligations or otherwise as a matter of law.

See also the undertakings set out in response to Item 17 herein.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES.

Since its incorporation in March 2018 the Registrant has issued the following securities (after giving effect to the 1-for-3.9 reverse stock split effected on May 24, 2019) that were not registered under the Securities Act of 1933, as amended (the “Securities Act”):

(1) On March 26, 2018, the Registrant issued and sold an aggregate of 897,435 shares of common stock at a price of $0.00039 per share to accredited investors for aggregate gross proceeds of approximately $350.

The issuance of shares of the Registrant’s common stock in the above transaction was not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated by the Securities and Exchange Commission (the “SEC”).

(2) On September 4, 2018, pursuant to an Agreement and Plan of Merger and Reorganization among the Registrant, MGH Merger Sub, Inc. and Mohawk Group, Inc. (“Mohawk Opco”), as amended by Amendment No. 1 dated as of April 1, 2018 (the “Merger Agreement”), MGH Merger Sub, Inc. merged with and into Mohawk Opco, with Mohawk Opco remaining as the surviving entity and becoming a wholly-owned operating subsidiary the Registrant (the “Merger”). The Merger became effective as of September 4, 2018 upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware (the “Effective Time”).

At the Effective Time, each outstanding share of Mohawk Opco’s common and preferred stock (other than shares of Mohawk Opco’s Series C Preferred Stock) issued and outstanding immediately prior to the closing of the Merger was exchanged for 0.31310798 shares of the Registrant’s common stock, each outstanding share of Mohawk Opco’s Series C Preferred Stock issued and outstanding immediately prior to the closing of the Merger was exchanged for 0.2564103 shares of the Registrant’s common stock and each outstanding warrant to purchase shares of Mohawk Opco’s Series C Preferred Stock was exchanged for a warrant to purchase 0.2564103 shares of the Registrant’s common stock and retained the exercise price per share of $15.60. As a result, an aggregate of 10,636,755 shares of the Registrant’s common stock were issued to the holders of Mohawk Opco’s capital stock after adjustments due to rounding for fractional shares and warrants to purchase 44,871 shares of the Registrant’s common stock were issued to former holders of warrants to purchase shares of Mohawk Opco’s Series C Preferred Stock. In addition, pursuant to the Merger Agreement, options to purchase 302,911 shares of Mohawk Opco’s common stock issued and outstanding immediately prior to the closing of the Merger with a weighted-average exercise price of $7.49 were assumed and exchanged for options to purchase 369,885 shares of the Registrant’s common stock with a weighted-average exercise price of $6.16.

The issuance of shares of the Registrant’s common stock and options to purchase shares of the Registrant’s common stock to holders of Mohawk Opco’s capital stock and options in connection with the Merger was not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated by the SEC. Of the 10,636,755 shares of the Registrant’s common stock issued to holders of Mohawk Opco’s capital stock, (1) 10,630,919 shares of the Registrant’s common stock were issued to 208 stockholders, each of which was an “accredited investor” as defined in Rule 501(a) under the Securities Act (the “Accredited Stockholders”), and (2) 5,836 shares of the Registrant’s common stock were issued to six stockholders (the “Other Stockholders”). The shares of the Registrant’s common stock were issued to (1) the Accredited Investors pursuant to Rule 506(b) of Regulation D promulgated by the SEC, and (2) the Other Stockholders pursuant to Section 4(a)(2) of the Securities Act. Each of the Other Stockholders received an information statement regarding the Merger, Mohawk Opco and the Registrant prior to the issuance of the Registrant’s common stock.

(3) On September 4, 2018, the Registrant issued warrants to purchase an aggregate of 196,364 shares of its common stock with an exercise price of $15.60 per share to certain accredited investors as consideration for providing certain placement agent services to Mohawk Opco.

The issuance of shares of the Registrant’s common stock and warrants in the above transaction was not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated by the SEC.

(4) On December 31, 2018, the Registrant issued warrants to purchase an aggregate of 76,923 shares of its common stock with an exercise price of $15.60 per share to Horizon Technology Finance Corporation as part of a loan agreement.

The issuance of the warrants to purchase shares of the Registrant’s common stock in the above transaction was not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated by the SEC.

(5) From the date of the closing of the Merger through December 28, 2018, the Registrant granted to certain of its directors, officers, employees, consultants and other service providers options to purchase an aggregate of 1,547,938 shares of its common stock under its 2018 Equity Incentive Plan with an exercise price of $9.72 per share.

The issuance of the options to purchase shares of the Registrant’s common stock pursuant to the above was not registered under the Securities Act in reliance upon Rule 701 promulgated under the Securities Act pursuant to benefit plans and contracts relating to compensation as provided under Rule 701.

(6) On March 20, 2019, the Registrant issued an aggregate of 2,406,618 restricted shares of the Registrant’s common stock to certain of its directors, officers, employees, consultants and other service providers pursuant to the Registrant’s 2019 Equity Plan.

The issuance of the restricted shares of the Registrant’s common stock pursuant to the above was not registered under the Securities Act in reliance upon Rule 701 promulgated under the Securities Act pursuant to benefit plans and contracts relating to compensation as provided under Rule 701.

(7) On May 17, 2019, the Registrant issued an aggregate of 88,548 restricted shares of the Registrant’s common stock to certain of its directors, officers, employees, consultants and other service providers pursuant to the Registrant’s 2019 Equity Plan.

The issuance of the restricted shares of the Registrant’s common stock pursuant to the above was not registered under the Securities Act in reliance upon Rule 701 promulgated under the Securities Act pursuant to benefit plans and contracts relating to compensation as provided under Rule 701.

(8) On June 12, 2019, the Registrant issued an aggregate of 64,982 restricted shares of its common stock to an executive officer pursuant to its 2018 Equity Incentive Plan. On June 12, 2019, the Registrant granted to certain of its directors, officers and employees options to purchase an aggregate of 131,905 shares of its common stock pursuant to its 2018 Equity Incentive Plan with an exercise price of $10.00 per share.

The issuance of the restricted shares of the Registrant’s common stock and the options to purchase shares of the Registrant’s common stock pursuant to the above was not registered under the Securities Act in reliance upon Rule 701 promulgated under the Securities Act pursuant to benefit plans and contracts relating to compensation as provided under Rule 701.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Form	File Number	Filing Date	Exhibit

3.1	Amended and Restated Certificate of Incorporation of Mohawk Group Holdings, Inc.	8-K	001-38937	6/14/2019	3.1

3.2	Amended and Restated Bylaws of Mohawk Group Holdings, Inc.	8-K	001-38937	6/14/2019	3.2

4.1	Form of Common Stock Certificate.	S-1/A	333-231381	5/24/2019	4.1

4.2+	Form of Registration Rights Agreement, dated as of April 6, 2018, among Mohawk Group Holdings, Inc. and the purchasers party thereto.	S-1	333-231381	5/10/2019	4.2

4.3	Warrant to Purchase Stock, issued to MidCap Financial Trust on September 4, 2018.	S-1	333-231381	5/10/2019	4.3

4.4	Form of Warrant, issued to Katalyst Securities LLC and its assigns on September 4, 2018.	S-1	333-231381	5/10/2019	4.4

4.5	Form of Warrant, issued to Horizon Technology Finance Corporation on December 31, 2018.	S-1	333-231381	5/10/2019	4.5

4.6	Amendment No. 1 to Registration Rights Agreement, dated as of March 2, 2019, among Mohawk Group Holdings, Inc. and the investors party thereto.	S-1	333-231381	5/10/2019	4.6

5.1†	Opinion of Paul Hastings LLP.

10.1#	Form of Indemnification Agreement.	S-1/A	333-231381	5/24/2019	10.1

10.2#	2014 Amended and Restated Equity Incentive Plan.	S-1	333-231381	5/10/2019	10.2

10.3#	Form of Stock Option Grant Notice and Form of Stock Option Agreement (2014 Amended and Restated Equity Incentive Plan).	S-1	333-231381	5/10/2019	10.3

10.4#	2018 Equity Incentive Plan.	S-8	333-232087	6/12/2019	10.3

10.5#	Form of Notice of Stock Option Grant and Form of Stock Option Award Agreement (2018 Equity Incentive Plan).	S-1	333-231381	5/10/2019	10.5

10.6#	Form of Notice of Grant of Restricted Shares and Form of Restricted Share Award Agreement (2018 Equity Incentive Plan).	S-8	333-232087	6/12/2019	10.4

10.7#	Mohawk Group Holdings, Inc. 2019 Equity Plan.	S-1	333-231381	5/10/2019	10.17

10.8#	Form of Notice of Grant of Restricted Shares and Form of Restricted Share Award Agreement (Mohawk Group Holdings, Inc. 2019 Equity Plan).	S-1	333-231381	5/10/2019	10.18

10.9#	Transaction Bonus Plan.	S-1	333-231381	5/10/2019	10.9

10.10#+	Employment Agreement, dated May 14, 2018, by and between Mohawk Group, Inc. and Joseph Risico.	S-1	333-231381	5/10/2019	10.10

10.11#+	Employment Agreement, dated January 1, 2016, by and between Mohawk Group, Inc. and Mihal Chaouat-Fix.	S-1	333-231381	5/10/2019	10.11

		Incorporated by Reference
Exhibit Number	Description	Form	File Number	Filing Date	Exhibit

10.12#	Independent Contractor Agreement, dated July 1, 2017, by and between Mohawk Group, Inc. and Fabrice Hamaide.	S-1	333-231381	5/10/2019	10.12

10.13#+	Employment Agreement, dated August 15, 2018, by and between Mohawk Group, Inc. and Peter Datos.	S-1	333-231381	5/10/2019	10.13

10.14#	Employment Agreement, dated April 1, 2015, by and between Mohawk Group, Inc. and Yaniv Sarig.	S-1	333-231381	5/10/2019	10.14

10.15#	Independent Contractor Agreement, dated August 14, 2017, by and between Mohawk Group, Inc. and Tomer Pascal.	S-1	333-231381	5/10/2019	10.15

10.16#+	Employment Agreement, dated November 27, 2018, by and between Mohawk Group, Inc. and Roi Zahut.	S-1	333-231381	5/10/2019	10.16

10.17	Restated Voting Agreement, dated March 13, 2019, by and among MV II, LLC, Maximus Yaney, Larisa Storozhenko and Mohawk Group Holdings, Inc.	S-1	333-231381	5/10/2019	10.19

10.18	Voting Agreement, dated April 12, 2019, by and between Mohawk Group Holdings, Inc. and Asher Delug.	S-1	333-231381	5/10/2019	10.20

10.19+	Amended and Restated Credit and Security Agreement, dated November 23, 2018, by and among Mohawk Group Holdings, Inc., Mohawk Group, Inc., certain subsidiaries of Mohawk Group, Inc. set forth on Annex B thereto, MidCap Funding X Trust, individually as a Lender, and as Agent, and the financial institutions or other entities from time to time parties thereto.	S-1	333-231381	5/10/2019	10.6

10.20+	Omnibus Amendment No. 1 to Amended and Restated Credit and Security Agreement and Agreement No. 2 to Pledge Agreement, dated as of December 31, 2018, by and among Mohawk Group Holdings, Inc., Mohawk Group, Inc., certain subsidiaries of Mohawk Group, Inc. set forth on the signature pages thereto, MidCap Funding X Trust, as agent, and the Lenders party thereto.	S-1	333-231381	5/10/2019	10.7

10.21	Amendment No. 2 to Amended and Restated Credit and Security Agreement, dated as of March 29, 2019, by and among Mohawk Group Holdings, Inc., Mohawk Group, Inc., certain subsidiaries of Mohawk Group, Inc. set forth on the signature pages thereto, MidCap Funding IV Trust, as agent, and the Lenders party thereto.	S-1	333-231381	5/10/2019	10.21

10.22	Amendment No. 3 to Amended and Restated Credit and Security Agreement, dated as of May 13, 2019, by and among Mohawk Group Holdings, Inc., Mohawk Group, Inc., certain subsidiaries of Mohawk Group, Inc. set forth on the signature pages thereto, MidCap Funding IV Trust, as agent, and the Lenders party thereto.	S-1/A	333-231381	5/24/2019	10.22

Incorporated by Reference
Exhibit Number	Description	Form	File Number	Filing Date	Exhibit

10.23	Venture Loan and Security Agreement and form of Note issued thereunder, dated December 31, 2018, by and among Mohawk Group Holdings, Inc., Mohawk Group, Inc. and their subsidiaries from time to time party thereto and Horizon Technology Finance Corporation as a Lender and Collateral Agent.	S-1	333-231381	5/10/2019	10.8

10.24	Omnibus Limited Consent, Joinder and Amendment No. 4 to Amended and Restated Credit and Security Agreement and Amendment No. 3 to Pledge Agreement, dated as of September 10, 2019, by and among Mohawk Group Holdings, Inc., Mohawk Group, Inc., certain subsidiaries of Mohawk Group, Inc. set forth on the signature pages thereto, Aussie Health Co, LLC, MidCap Funding IV Trust, as agent, and the Lenders party thereto.	10-Q	001-38937	11/5/2019	10.1

10.25	Omnibus Limited Consent, Joinder and Amendment to Venture Loan and Security Agreement, dated as of September 10, 2019, by and among Mohawk Group Holdings, Inc., Mohawk Group, Inc., certain subsidiaries of Mohawk Group, Inc. set forth on the signature pages thereto, Aussie Health Co, LLC, Horizon Technology Finance Corporation, as collateral agent, Horizon Credit II LLC, as assignee of Horizon Technology Finance Corporation, and Horizon Funding Trust 2019-1.	10-Q	001-38937	11/5/2019	10.2

21.1	List of Subsidiaries of the Registrant.	S-1	333-231381	5/10/2019	21.1

23.1†	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2†	Consent of Paul Hastings LLP (included in Exhibit 5.1).

24.1†	Power of Attorney (included on the signature page to this Registration Statement).

101.INS*	XBRL Instance Document

101.SCH*	XBRL Taxonomy Extension Schema Document

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB*	XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

*	Filed herewith.
#	Indicates management contract or compensatory plan or arrangement.

+

Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

†	Previously filed.

(b)	Financial Statement Schedules.

Schedule II—Valuation and Qualifying Accounts and Reserves

ITEM 17.	UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 20, 2019.

MOHAWK GROUP HOLDINGS, INC.

By:	/s/ Yaniv Sarig
Yaniv Sarig
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yaniv Sarig Yaniv Sarig	President, Chief Executive Officer and Director (Principal Executive Officer)	December 20, 2019

/s/ Fabrice Hamaide Fabrice Hamaide	Chief Financial Officer and Director (Principal Accounting and Financial Officer)	December 20, 2019

* William Kurtz	Director	December 20, 2019

* Stephen Liu, M.D.	Director	December 20, 2019

* Greg B. Petersen	Director	December 20, 2019

* Amy von Walter	Director	December 20, 2019

*By:	/s/ Yaniv Sarig
Yaniv Sarig Attorney-in-Fact